UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 7, 2013

BROOKLINE BANCORP, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-23695

(Commission File Number)

04-3402944

(IRS Employer Identification No.)

131 Clarendon Street

Boston, Massachusetts

(Address of principal executive office)

02116

(Zip Code)

617-425-4600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective January 7, 2013, the Board of Directors (the “Board”) of Brookline Bancorp, Inc. (the “Company”), upon the recommendation of the Company’s Executive Committee of the Board, amended and restated the Company’s Bylaws.  The material amendments to the Bylaws are as follows:

•                  Article I, Section 1 of the Bylaws was amended to allow the Board to change the timing of the Company’s annual meeting. If no annual meeting has been held for a period of 13 thirteen months after the Company’s last annual meeting, a special meeting in lieu thereof may be held.

•                  Article I, Section 2 of the Bylaws was amended to provide that only matters set forth in a notice of special meeting may be brought forth at a special meeting. Nominations of persons for election to the Board and stockholder proposals of business may not be brought before a special meeting, unless the special meeting is a special meeting held in lieu of an annual meeting.

•                  Article I, Section 6 of the Bylaws was amended to clarify how business is conducted at meetings of stockholders, including the procedures that stockholders should follow in order to bring business before the meeting and nominate persons for election to the Board.

•                  Article I, Section 7 of the Bylaws was amended to clarify (i) that each stockholder shall have one vote for each share of stock owned by the stockholder as of the record date, unless otherwise provided by law or in the Company’s Certificate of Incorporation and (ii) the filing and validity of proxies.

In addition, Article I, Section 7 of the Bylaws was amended to

•                  change the voting standard for the election of directors from a plurality to a majority voting standard in uncontested elections.  Under the new majority voting standard, a nominee for director shall be elected to the Board if the nominee receives the affirmative vote of a majority of the votes cast as to such nominee.  Directors will continue to be elected by a plurality vote at any meeting of stockholders for which (i) the Secretary of the Company receives notice that a stockholder has nominated an individual for election as director in accordance with these Bylaws, and (ii) such nomination has not been withdrawn by such stockholder on or before the tenth (10th) day before the Company first mails its notice of meeting for such meeting of the stockholders such that the number of nominees for members of the Board exceeds the number of directors to be elected.

•                  Any incumbent director who does not receive the required vote at a meeting of stockholders shall offer to resign from the Board and the Board, in the absence of the director who offered to resign, will consider such factors it deems relevant to determine whether to accept such director’s resignation, and that such determination shall be made within ninety (90) days of the date of certification of the election results.

•                  Article II, Section 11 of the Bylaws, which established an age limitation for director eligibility, was removed.

The above description is qualified in its entirety by reference to the Company’s amended and restated Bylaws, which are attached hereto as Exhibit 3.2 and are incorporated herein by reference.

Item 8.01 Other Events

Effective January 7, 2013, and in connection with the amendment and restatement of the Bylaws referenced in Item 5.03 of this Form 8-K, the Board, upon the recommendation of the Executive Committee of the Board, adopted Corporate Governance Guidelines.

The Corporate Governance Guidelines are attached hereto as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

3.02	Amended and Restated Bylaws of Brookline Bancorp, Inc.
99.1	Corporate Governance Guidelines of Brookline Bancorp, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BROOKLINE BANCORP, INC.

Date: January 10, 2013	By:	/s/ Michael W. McCurdy
Michael W. McCurdy
General Counsel

EXHIBIT INDEX

The following exhibits are furnished as part of this report:

Exhibit No.	Description

3.02	Amended and Restated Bylaws of Brookline Bancorp, Inc.
99.1	Corporate Governance Guidelines of Brookline Bancorp, Inc.